UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2007

AMERICAN STANDARD COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2007, American Standard Companies Inc. (the “Company”) completed the sale of its global Bath and Kitchen products business to funds advised by Bain Capital Partners, LLC for $1.745 billion after closing adjustments.

The Company’s unaudited pro forma condensed consolidated financial statements giving effect to the completion of the sale are attached as Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition.

Set forth as Exhibit 99.2 is certain quarterly financial data of the Company for the quarters ended March 31, June 30 and September 30, 2007 and March 31, June 30, September 30, and December 31, 2006.

Item 7.01 Regulation FD Disclosure.

On October 31, 2007, the Company announced that its board of directors authorized a share repurchase program pursuant to which the Company may repurchase an additional $750.0 million of its outstanding common stock through December 2008. The authorization permits shares to be repurchased in open market or negotiated transactions. The authorization also permits the Company to repurchase all or a portion of the shares pursuant to one or more trading plans that may be adopted in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934. The authorization will be utilized at management’s discretion, subject to the limitations set forth in Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable legal requirements.

Also, on October 31, 2007, the Company issued a press release announcing completion of the sale of its global Bath and Kitchen products business and the authorization of the Company’s share repurchase program. The press release is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of American Standard Companies Inc. specified in Article 11 of Regulation S-X are attached as Exhibit 99.1.

(d)	Exhibits.

99.1	American Standard Companies Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements

99.2	American Standard Companies Inc. 2006 and 2007 Quarterly Financial Data

99.3	Press Release dated October 31, 2007

The information in Exhibit 99.3 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

By:	/s/ Brad M. Cerepak
Name: Brad M. Cerepak Title: Vice President and Controller

Date: November 6, 2007

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